                                                                       EXHIBIT 5


                                NationsBank Plaza
                                   Suite 4100
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-2216


March 9, 1999


EarthLink Network, Inc.
3100 New York Drive
Suite 210
Pasadena, California  91107

       Re:      Registration Statement on Form S-8
                Consulting Agreement between EarthLink Network, Inc. and New Media Group, Inc.

Ladies and Gentlemen:

         We have served as counsel for EarthLink Network, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 20,000 shares of common stock, $.01 par value, of the Company (the "Shares") issued pursuant to a Consulting Agreement between New Media Group, Inc. ("New Media") and the Company (the "Consulting Agreement") pursuant to which the Shares were issued to Robert L. Zangrillo ("Mr. Zangrillo"), the principal owner of New Media, for services he rendered to the Company through New Media.

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the grants of securities pursuant to the Consulting Agreement as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

         We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware.

         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ HUNTON & WILLIAMS

                                                     HUNTON & WILLIAMS